EXHIBIT 10.1

Letter of Agreement

This Letter of Agreement is effective the 11 May 2005 by and between the Guano Distributors, Inc with offices at 9171 Wilshire Blvd, Suite B, Beverly Hills, California 90210("The Company"), and Sociaf LDA a corporation duly formed under the laws of Angola with Principle offices at Rua Da Liga Africana No 21, Luanda, Angola, Africa. (Herein called "Sociaf LDA")

Recitals

A.	"The Company" desires to Obtain a distribution agreement " to distribute Bat Guano to the continental United States of America, Europe, Asia and the Middle East.

B.	Sociaf LDA represents that it has in excess of 350,000 tons of Bat Guano Located 150 Miles South of Luanda desires to enter into such agreement with the "The Company”.

Now, therefore in consideration of the foregoing premises and the covenants herein contains, the parties hereto mutually agree as follows.

1.	Agreement

a.	"Sociaf LDA " agrees to enter into this agreement with "The Company" to supply the Product to "The Company".

b.	"The Company" agrees to enter into this agreement with Sociaf LDA " to Purchase and distribute the Product from "Sociaf LDA".

c.	"Purchase and Distribute" is defined as listed in Addendum A and Addendum B

d.	The term of this agreement is from the date of execution of this agreement until May 11, 2008 and is renewable subject to written approval from both parties within 30 days prior to 11 May 2008.

a.	Ownership of Land, Machinery, Licences, Product and Mining rights shall remain the sole property of “Sociaf LDA”.

b.	"Sociaf LDA" has complete and unrestricted right to sell and distribute its product worldwide.

Letter of Agreement - Continued

3.	Notices

All notices, requests, demands, instructions, and other communications shall be in writing, and shall be addressed respectively as follows:

If to : Sociaf LDA

Mr. Jose filipe Albuquerque Oliveira

Rua de Liga, Africana N0 21,

If to Company:

------------------------------------

CEO

Robert C Russell

9171 Wilshire Blvd.

Suite B

Beverly Hills, California 90210

4.	Additional Projects

"The Company" and "Sociaf LDA" agree that under joint mutual agreement future and additional business opportunities and distribution that would rely on Product demand and business structures developed within and for this agreement can be included under this agreement by jointly agreeing to additional addendums to be attached to this agreement.

5.	Distribution Agreement

The Company agrees that it will only distribute Bat Guano supplied by Sociaf LDA and agreements contained within this Letter of Agreement for the term of the agreement.

6.	Agreement

It is expressly understood that this agreement only allows the Company to use the product supplied and agreed to in this Agreement

7.	Applicable Law; Jurisdiction.

This Agreement is made and entered into in Luanda Angola, Africa. and the rights and obligations of the parties hereto, shall be interpreted and enforced in accordance with and governed by the laws Angola. Each Member consents to the jurisdiction of the courts of Angola in the event any action is brought for declaratory relief or enforcement of any of the terms and provisions of this Agreement.

8.	Entire Agreement

This Agreement constitutes the entire agreement between "The Company" and" Sociaf LDA" and supercedes all prior agreements whether oral or written with respect to the subject matter thereof.

In witness whereof, the parties hereto agree to the terms in this Letter of Agreement.

By: /s/ Robert Russel	By: /s/ Mr. Jose filipe Albuquerque Oliveira
Name: Robert C Russell	Name: Jose filipe Albuquerque Oliveira
Its: CEO	Its: CEO

Date:11 May 2005	Date:11 May 2005

Addendum A

Sociaf LDA" Responsibilities to Supply

1.0	provide quality product packaging, shipping under the brand label of Eco Land.

2.0	Sociaf LDA to interact with the Company management team on all management related issues relating to Product delivery.

3.0	Project Director to work with the Company team for the ongoing management and rollout of the Product distribution.

4.0	Sales Person to work with the Company.

The Company" Responsibilities to Supply

1.0	Provide first line call support for receiving of orders and first line service calls from customers.

2.0	Provide qualified Manpower, support and information to work sales representatives.

3.0	Provide Letter Of Credit or similar financial instrument per each purchase order within 7 days upon approval from Sociaf LDA.

4.0	Payment of $150,000 due on within 45 days after signing of contract.

5.0	Funds to be in US currency via wire transfer and drawn on a USA bank unless jointly agreed by both parties.